UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)

                               April 20, 1999
                               --------------


                             FFY FINANCIAL CORP.
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           (Exact name of registrant as specified in its charter)


    Delaware                     0-21638                       34-1735753
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(State or other          (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification
 incorporation)                                                  Number)


724 Boardman-Poland Road, Youngstown, Ohio                       44512
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 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:          330-726-3396
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                                     N/A
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        (Former name or former address, if changed since last report)


Item 5.    Other Events
-------    ------------

      On April 20, 1999, the Registrant issued the attached press release.


Item 7.    Financial Statements and Exhibits
-------    ---------------------------------

      (a)  Exhibits

           1.  Press release, dated April 20, 1999.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FFY FINANCIAL CORP.

Date:  April 21, 1999                  By:  /s/ Jeffrey L. Francis
       ---------------------------          -------------------------------
                                                Jeffrey L. Francis,
                                                President and CEO


For Immediate Release                  For Further Information:
Tuesday, April 20, 1999                Jeff Francis, President and CEO
                                       Terri Liutkus, Treasurer and CFO
                                       330/726-3396 - phone
                                       330/758-1356 - fax

                   FFY Financial Corp. Reports 3rd Quarter
                       Net Income and Regular Dividend

      Youngstown, Ohio, April 20, 1999 - FFY Financial Corp. (NASDAQ: FFYF) announced net income for its third fiscal quarter ended March 31, 1999 of $2.1 million, or $.30 per diluted share. Net income for the current quarter compared to net income for the same prior year quarter of $2.0 million, or $.25 per diluted share. Current quarter results represent a 9% increase in net income and a 20% increase in earnings per diluted share over the quarter ended March 31, 1998. This quarter's performance of $.30 earnings per diluted share and 10.86% return on equity are the highest ever reported by the Company.

      Assets totaled $658.3 million at March 31, 1999, an increase of $6.6 million, or 1% from $651.7 million at June 30, 1998. The increase in assets was primarily the result of growth in the securities portfolio, which increased $30.9 million during the nine month period and totaled $171.7
million at March 31, 1999.   Net loans receivable declined $24.0 million, or
5% during the nine months ended March 31, 1999 and totaled $458.5 million, including $97,000 in loans available for sale at March 31, 1999. The decline in loans was principally due to loans sold in the secondary market, as opposed to retained for portfolio in the current low interest rate environment, and repayments on short-term loans made to customers in June 1998 to fund their stock subscriptions in an initial public offering by a local financial institution that converted from a mutual to stock form of ownership.

      Deposits totaled $456.6 million at March 31, 1999, an increase of $12.6 million, or 3% from $444.0 million at June 30, 1998. Long-term borrowings, which increased $35.0 million during the nine-month period ended March 31, 1999, were used to fund growth in the securities portfolio and to repay short-term repurchase agreements and short-term borrowings.

      At its meeting on April 20, 1999 the Company's board of directors declared its regular quarterly dividend of 11.25 cents per share to be paid on May 13, 1999 to shareholders of record on April 30, 1999.

      On February 16, 1999 the Company announced its intention to repurchase 10%, or 758,936 of its then outstanding shares of common stock in open market transactions over a twelve-month period which began on February 23, 1999. To date 354,336 shares have been repurchased at an average price of $18.13 per share, leaving 404,600 shares remaining to be purchased. Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 6.7 million shares at an average price of $11.72 per share, returning $78.8 million to shareholders.

      Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1998 and Forms 10-Q for the quarters ended September 30, 1998 and December 31, 1998. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                                   March 31,    June 30,       %
Selected Consolidated Financial Condition Data:      1999         1998      Change
-----------------------------------------------    ---------    --------    ------
($ in thousands)

Total assets                                       $658,262     $651,746       1%
Loans receivable, net                               458,397      482,463      -5%
Loans available for sale                                 97            0      NM
Allowance for loan losses                             2,751        2,740       0%
Non-performing assets                                 3,638        3,324       9%
Securities available for sale                       171,668      140,793      22%
Deposits                                            456,551      444,017       3%
Short-term repurchase agreements (1)                  7,349       13,088     -44%
Long-term repurchase agreements (1)                  51,300       51,300       0%
Short-term borrowed funds                            22,100       33,985     -35%
Long-term borrowed funds                             35,000            0      NM
Stockholders' equity                                 75,447       84,216     -10%



                                                     Three months ended                     Nine months ended
                                                            March 31,                           March 31,
                                             ----------------------------------    ----------------------------------
                                                                            %                                     %
Selected Consolidated Operations Data:          1999          1998       Change      1999          1998        Change
--------------------------------------       ---------    -----------    ------    ---------    -----------    ------
($ in thousands except per share amounts)

Total interest income                        $12,241      $12,074           1%     $36,786      $36,037          2%
Total interest expense                         6,522        6,317           3%      19,975       19,143          4%
                                             --------------------                  --------------------
    Net interest income                        5,719        5,757          -1%      16,811       16,894          0%
Provision for loan losses                        131          115          14%         381          442        -14%
                                             --------------------                  --------------------

    Net interest income after
     provision for loan losses                 5,588        5,642         -1%       16,430       16,452          0%
Service charges                                  217          162         34%          633          515         23%
Gain on sale of securities                        54           54          0%          113          153        -26%
Gain on sale of loans                            202           31         NM           591           33         NM
Other non-interest income                        113          263        -57%          550          516          7%
Total non-interest expense                    (3,048)      (3,056)         0%       (9,313)      (8,737)         7%
                                             --------------------                  --------------------
    Income before income taxes
     and minority interest                     3,126        3,096          1%        9,004        8,932          1%

Income tax expense:
  Federal                                      1,082        1,128         -4%        3,001        3,121        -4%
  State                                            4            0         NM            45            0        NM
  Minority interest in loss of
   consolidated subsidiaries                    (106)           0         NM          (106)           0        NM
                                             --------------------                  --------------------
Net income                                   $ 2,146      $ 1,968          9%      $ 6,064      $ 5,811         4%
                                             ====================                  ====================
Basic earnings per share                     $  0.31      $  0.26 (2)     19%      $  0.84      $  0.77 (2)     9%
                                             ====================                  ====================
Diluted earnings per share                   $  0.30      $  0.25 (2)     20%      $  0.81      $  0.74 (2)     9%
                                             ====================                  ====================
Cash dividends declared per share            $  0.1125    $  0.10 (2)     13%      $  0.3375    $  0.30 (2)    13%
                                             ====================                  ====================

<F1>  - Securities sold under agreements to repurchase.
<F2>  - Earnings per share figures have been restated in accordance with
        Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999.
<FNM> - Not a meaningful measure of performance.
Note: Certain amounts in the 1998 consolidated operations data have been reclassified to conform with the 1999 presentation.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                                            Three months ended             Nine months ended
                                                                 March 31,                      March 31,
                                                        --------------------------    --------------------------
Selected Financial Ratios and Other Data:                   1999           1998           1999           1998
-----------------------------------------               -----------    -----------    -----------    -----------

Performance Ratios:
  Return on average assets (1)                            1.29% (8)      1.27% (8)      1.22% (8)      1.26% (8)
  Return on average equity (2)                           10.86% (8)      9.45% (8)      9.91% (8)      9.33% (8)
  Interest rate spread information:
    Average during period (3)                             3.16% (8)      3.28% (8)      3.05% (8)      3.20% (8)
    End of period (3)                                     3.04%          2.85%          3.04%          2.85%
  Net interest margin (3) (4)                             3.67% (8)      3.89% (8)      3.62% (8)      3.84% (8)
  Operating expense to average assets                     1.83% (8)      1.97% (8)      1.88% (8)      1.90% (8)
  Efficiency ratio (5)                                   47.80%         49.09%         49.76%         48.64%
  Dividend payout ratio (6)                              37.50%         40.00%         41.67%         40.54%

Performance Ratios Excluding Affiliates (7):
  Return on average assets (1)                            1.30% (8)      1.27% (8)      1.24% (8)      1.27% (8)
  Return on average equity (2)                           10.97% (8)      9.48% (8)     10.07% (8)      9.40% (8)
  Operating expense to average assets                     1.78% (8)      1.90% (8)      1.80% (8)      1.84% (8)
  Efficiency ratio (5)                                   46.89%         48.04%         48.40%         47.75%

Quality Ratios (end of period):
  Non-performing assets to total assets                   0.55%          0.53%          0.55%          0.53%
  Allowance for loan losses to non-performing assets     75.62%         81.15%         75.62%         81.15%
  Allowance for loan losses to gross loans outstanding    0.59%          0.59%          0.59%          0.59%

Capital Ratios:
  Equity to total assets at end of period                11.46%         13.10%         11.46%         13.10%
  Average equity to average assets                       11.86%         13.41%         12.34%         13.52%
  Book value per share                                  $10.29         $10.41 (9)     $10.29         $10.41 (9)
  Tangible book value per share                         $10.26         $10.41 (9)     $10.26         $10.41 (9)
  Change in book value and tangible book value
   per share due to SFAS No. 115                        $ 0.04         $0.11 (9)      $ 0.04         $ 0.11 (9)
  Ratio of average interest-earning assets to
   average interest-bearing liabilities                   1.13 x        1.15 x          1.14 x         1.15 x

<F1> - Ratio of net income to average total assets.
<F2> - Ratio of net income to average equity.
<F3> - Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 35%.
<F4> - Net interest income divided by average interest earning assets -
       calculated without consideration of the unrealized gain on securities available for sale.
<F5> - Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6> - Cash dividends declared per share divided by diluted earnings per share.
<F7> - Ratios presented are not inclusive of the operations of the company's real estate and insurance affiliates which began operations in September 1997 and April 1998, respectively.
<F8> - Annualized.
<F9> - Book value per share figures have been restated in accordance with
       Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999.
